News Release

Unisys Announces 3Q18 Results; Revenue Grows for 4th Consecutive Quarter, Operating Margin Expands; Company Reaffirms Full-Year Guidance

3Q 2018:
• Revenue grew 3.3 percent year over year (5.8 percent in constant-currency(3))
• Backlog(4) was up 33 percent year over year to $4.9 billion, the highest year-over-year growth since 4Q1999
• Operating profit margin expanded 850 basis points year over year to 8.1 percent and non-GAAP operating profit(6) margin expanded 20 basis points year over year to 7.7 percent
• Net income was $6 million; Adjusted EBITDA(9) margin expanded to 14.0 percent, up 50 basis points year over year
• Diluted earnings per share was $0.12 versus a diluted loss per share of $0.81 in the prior-year period; non-GAAP diluted earnings per share(10) was $0.39 versus $0.31 in the prior-year period

BLUE BELL, Pa., November 8, 2018 – Unisys Corporation (NYSE: UIS) today reported third-quarter 2018 financial results and reaffirmed full-year financial guidance. Total company revenue grew 3.3 percent (5.8 percent in constant-currency), and Services revenue grew 5.2 percent year over year (7.6 percent in constant-currency). This marked the fourth consecutive quarter of revenue growth for the total company and the second consecutive quarter of revenue growth in Services. Operating profit margin expanded 850 basis points year over year to 8.1 percent, and non-GAAP operating profit margin expanded 20 basis points year over year to 7.7 percent.

The company reported strong contract signings with Total Contract Value(1) (or “TCV”) up 46 percent year over year for the quarter and 93 percent year to date. New business TCV was up 133 percent year over year in the quarter and 131 percent year to date. Backlog was up 33 percent year over year to $4.9 billion, the highest year-over-year growth since 4Q1999.

“Our go-to-market momentum continues, with our fourth consecutive quarter of revenue growth, which was supported by improvements to profitability year over year,” said Unisys Chairman, President and CEO

Peter A. Altabef. “Additionally, we made further progress with our focus on digital transformation for state governments, as we signed a contract with the Virginia Information Technology Agency following contracts we have signed over the last twelve months with the states of Hawaii, Georgia and Kansas.”

Summary of Third-Quarter 2018 Business Results

Company:
Revenue grew 3.3 percent year over year to $688.3 million (up 5.8 percent in constant-currency), reflecting the fourth-consecutive quarter of total company revenue growth. Non-GAAP adjusted revenue(5) was up 2.8% year over year to $685.2 million.

Operating profit margin expanded 850 basis points year over year to 8.1 percent. Non-GAAP operating profit margin expanded 20 basis points year over year to 7.7 percent, helped by a Technology quarter that was stronger than company expectations.

Net income for the third quarter was $6.1 million, versus a net loss of $41.1 million in the third quarter of 2017. Diluted earnings per share was $0.12, versus a diluted loss per share of $0.81 in the third quarter of 2017. Non-GAAP diluted earnings per share was $0.39 versus $0.31 in the prior-year period.

Adjusted EBITDA for the third quarter increased to $96.1 million, and Adjusted EBITDA margin expanded to 14.0 percent, up 50 basis points year over year.

Third quarter cash used in operations was $15.5 million versus operating cash flow of $53.9 million in the third quarter 2017, largely driven by an increase in receivables related to several Technology contracts signed late in the quarter. Third quarter adjusted free cash flow(12) was $(6.4) million, versus $70.2 million in the third quarter of 2017. At September 30, 2018, the company had $516.1 million in cash and cash equivalents.

The company reaffirms full-year 2018 guidance for non-GAAP adjusted revenue of $2.7-2.825 billion (GAAP revenue of $2.75-2.875 billion), non-GAAP operating profit margin of 7.75-8.75 percent (GAAP operating profit margin of 9.5-10.5 percent) and adjusted EBITDA margin of 13.7-14.9 percent.

TCV grew 46 percent year over year, and new business TCV grew 133 percent. On a cumulative basis year to date, TCV was up 93 percent year over year, with new business TCV up 131 percent year over year.

Services:
Services revenue grew 5.2 percent year over year (or 7.6 percent in constant-currency) to $605.6 million, marking the second consecutive quarter of revenue growth for the segment. Services non-GAAP adjusted revenue grew 4.7% year over year to $602.5 million. Backlog grew 33 percent year over year to end the third quarter at $4.9 billion, the highest year-over-year growth since 4Q1999. Services gross profit margin was 15.9 percent, down 60 basis points year over year, and Services operating profit margin was 3.1 percent, down 10 basis points year over year. Non-GAAP adjusted Services gross profit margin(7) was 15.4 percent, down 110 basis points year over year, and non-GAAP adjusted Services operating profit margin(8) was 2.6 percent, down 60 basis points year over year. Year over year declines in Services margins were driven by new Services contracts in ramp-up stage.

Technology:
Technology revenue in the third quarter was $82.7 million, ahead of company expectations and up sequentially, although down 8.9 percent year over year (or 5.3 percent in constant currency). Technology gross profit margin for the third quarter expanded 910 basis points year over year to 62.4 percent. Technology operating profit margin was up 860 basis points year over year to 39.7 percent. The improvements to Technology margins were driven in part by a higher mix of software revenue in the quarter.

Key Third-Quarter Contract Signings:
In the third quarter, the company entered into several key contracts in each of its sectors including the following:
• U.S. Federal: Unisys signed a contract with the U.S. Army for the first phase of Next Generation Biometric Collection Capability. Unisys will leverage its Stealth(identity)TM Software solution and deep domain expertise in biometrics system integration for the U.S. Federal Government to provide end-to-end data flow required to support multiple U.S. Army operational missions, and to be capable of achieving efficient, near real-time, identity matches to the soldier in the field.
• Public: The Virginia Information Technologies Agency (VITA) has awarded a six-year, $242.4 million contract to Unisys for server, storage and data center services, representing a significant step in VITA’s strategy to modernize the state’s IT infrastructure.
• Commercial: Unisys announced it has entered into an agreement with Bangalore International Airport Limited (BIAL) to develop an Analytics Center of Excellence. The Analytics Center of Excellence will support a business intelligence and advanced data analytics platform for BIAL to consolidate and rationalize the Airport’s strategic, tactical and operational reporting – enabling Airport staff to make faster and better-informed business decisions, process air travelers more quickly and enhance the airport experience for the customer.

• Financial Services: Unisys’ banking platform, Elevate™, was selected by Monmouthshire Building Society (MBS) to provide new current account services to its customers – which many building societies in the UK do not offer. The new services include digital wallet capabilities which provide MBS customers more flexibility in managing their money.

Conference Call
Unisys will hold a conference call today at 5:00 p.m. Eastern Time to discuss its results. The listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor website at www.unisys.com/investor. Following the call, an audio replay of the webcast, and accompanying presentation materials, can be accessed through the same link.

(1) Total Contract Value – TCV is the estimated total contractual revenue related to contracts signed in the period including option years (Federal contracts only) and without regard for cancellation terms. New business TCV represents TCV attributable to new scope for existing clients and new logo contracts.

(2) Annual Contract Value – ACV represents the revenue expected to be recognized during the first twelve months following the signing of a contract in the period.

(3) Constant currency – The company refers to growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior period results at a consistent rate.

(4) Backlog –Backlog is the balance of contracted services revenue not yet recognized, including only the funded portion of services contracts with the U.S. Federal government.

Non-GAAP and Other Information
Although appropriate under generally accepted accounting principles (“GAAP”), the company’s results reflect revenue and charges that the company believes are not indicative of its ongoing operations and that can make its revenue, profitability and liquidity results difficult to compare to prior periods, anticipated future periods, or to its competitors’ results. These items consist of certain portions of revenue, post-retirement and cost-reduction and other expense. Management believes each of these items can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that the evaluation of the company’s financial performance can be enhanced by use of supplemental presentation of its results that exclude the impact of these items in order to enhance consistency and comparativeness with prior or future period results. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to compare results to other companies in our industry.

(5) Non-GAAP adjusted revenue – In 2018, the company’s non-GAAP results reflect adjustments to exclude certain revenue. This includes revenue from software license extensions and renewals which were contracted for in 2017 and properly recorded as revenue at that time under the revenue recognition rules then in effect (ASC 605). Upon adoption of the new revenue recognition rules (ASC 606) on January 1, 2018, and since the company adopted ASC 606 under the modified retrospective method whereby prior periods were not restated, the company was required to include $53 million in the cumulative effect adjustment to retained earnings on January 1, 2018. ASC 606 requires revenue related to software license renewals or extensions to be recorded when the new license term begins, which in the case of the $53 million is January 1, 2018. The company has excluded revenue and related profit for these software licenses in its non-GAAP results since it has been previously reported in 2017. This is a one-time adjustment and it will not reoccur in future periods. However, in its 2018 quarterly disclosures, the company is required to report what its financial statements would have been if it had not adopted ASC 606. The $53 million is included in those adjustments. There are additional adjustments being made, but they do not represent previously recorded revenue. Those adjustments represent other differences between ASC 605 and ASC 606, principally extended payment term software licenses and short-term software licenses both of which are recorded at the inception of the license term under ASC 606 but were required to be recognized ratably over the software license term under ASC 605. Additionally, the company’s non-GAAP results include adjustments to exclude certain revenue and related profit relating to reimbursements from the company’s check-processing JV partners for restructuring expenses included as part of the company’s recent restructuring program.

(6) Non-GAAP operating profit - The company recorded pretax post-retirement expense and pretax charges in connection with cost-reduction activities and other expenses. For the company, non-GAAP operating profit excluded these items. The company believes that this profitability measure is more indicative of the company’s operating results and aligns those results to the company’s external guidance which is used by the company’s management to allocate resources and may be used by analysts and investors to gauge the company’s ongoing performance. During 2018, the company included the non-GAAP adjustments discussed in (5) herein.

(7) Non-GAAP adjusted Services gross profit margin – During 2018, the company included the adjustments discussed in (5) herein.

(8) Non-GAAP adjusted Services operating profit margin – During 2018, the company included the adjustments discussed in (5) herein.

(9) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income attributable to noncontrolling interests, interest expense (net of interest income), provision for income taxes, depreciation and amortization. Adjusted EBITDA further excludes post-retirement expense, cost-reduction and other expense, non-cash share-based expense, and other (income) expense adjustment. In order to provide investors with additional understanding of the company's operating results, these charges are excluded from the adjusted EBITDA calculation. During 2018, the company included the adjustments discussed in (5) herein.

(10) Non-GAAP diluted earnings per share - The company has recorded post-retirement expense and charges in connection with cost-reduction activities and other expenses. Management believes that investors may have a better understanding of the company’s performance and return to shareholders by excluding these charges from the GAAP diluted earnings/loss per share calculations. The tax amounts presented for these items for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for these amounts. During 2018, the company included the adjustments discussed in (5) herein.

(11) Free cash flow - The company defines free cash flow as cash flow from operations less capital expenditures. Management believes this liquidity measure gives investors an additional perspective on cash flow from on-going operating activities in excess of amounts used for reinvestment.

(12) Adjusted free cash flow - Because inclusion of the company’s post-retirement contributions and cost-reduction charges/reimbursements and other payments in free cash flow may distort the visibility of the company’s ability to generate cash flow from its operations without the impact of these non-operational costs, management believes that investors may be interested in adjusted free cash flow, which provides free cash flow before these payments. This liquidity measure was provided to analysts and investors in the form of external guidance and is used by management to measure operating liquidity.

About Unisys
Unisys is a global information technology company that builds high-performance, security-centric solutions for the most digitally demanding businesses and governments on Earth. Unisys offerings include security software and services; digital transformation and workplace services; industry applications and services;

and innovative software operating environments for high-intensity enterprise computing. For more information on how Unisys builds better outcomes securely for its clients across the Government, Financial Services and Commercial markets, visit www.unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, annual contract value, total contract value, new business ACV or TCV, backlog or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning annual and total contract value are based, in part, on the assumption that all options of the contracts (Federal only) included in the calculation of such value will be exercised and that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect the company’s future results include, but are not limited to, the following: our ability to improve revenue and margins in our services business; our ability to maintain our installed base and sell new solutions in our technology business; our ability to effectively anticipate and respond to volatility and rapid technological innovation in our industry; our ability to retain significant clients; the potential adverse effects of aggressive competition in the information services and technology marketplace; cybersecurity breaches could result in significant costs and could harm our business and reputation; our significant pension obligations and required cash contributions and requirements to make additional significant cash contributions to our defined benefit pension plans; our ability to attract, motivate and retain experienced and knowledgeable personnel in key positions; the risks of doing business internationally when a significant portion of our revenue is derived from international operations; our contracts may not be as profitable as expected or provide the expected level of revenues; our ability to access financing markets; contracts with U.S. governmental agencies may subject us to audits, criminal penalties, sanctions and other expenses and fines; a significant disruption in our IT systems could adversely affect our business and reputation; we may face damage to our reputation or legal liability if our clients are not satisfied with our services or products; the performance and capabilities of third parties with whom we have commercial relationships; an involuntary termination of the company’s U.S. qualified defined benefit pension plan; the potential for intellectual property infringement claims to be asserted against us or our clients; the business and financial risk in implementing future acquisitions or dispositions; the adverse effects of global economic conditions, acts of war, terrorism or natural disasters; the possibility that pending litigation could affect our results of operations or cash flow; and the company’s consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company’s future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

Contacts:
Investors: Courtney Holben, Unisys, 215-986-3379
courtney.holben@unisys.com

Media: John Clendening, Unisys, 214-403-1981
john.clendening@unisys.com

###

RELEASE NO.: 1108/9625

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Millions, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017		2018	2017
Revenue
Services	$605.6	$575.5		$1,760.8	$1,735.6
Technology	82.7	90.8		303.3	261.4
	688.3	666.3		2,064.1	1,997.0
Costs and expenses
Cost of revenue:
Services	504.9	522.5	*	1,460.0	1,519.7	*
Technology	29.6	40.2	*	96.2	116.4	*
	534.5	562.7	*	1,556.2	1,636.1	*
Selling, general and administrative	90.9	97.8	*	274.5	314.2	*
Research and development	7.1	8.7	*	21.8	31.3	*
	632.5	669.2	*	1,852.5	1,981.6	*
Operating profit (loss)	55.8	(2.9)	*	211.6	15.4	*
Interest expense	15.9	16.4		48.2	36.4
Other income (expense), net	(17.7)	(21.1)	*	(58.3)	(78.5)	*
Income (loss) before income taxes	22.2	(40.4)		105.1	(99.5)
Provision for income taxes	15.2	12.5		50.4	21.6
Consolidated net income (loss)	7.0	(52.9)		54.7	(121.1)
Net income (loss) attributable to noncontrolling interests	0.9	(11.8)		4.2	(5.3)
Net income (loss) attributable to Unisys Corporation common shareholders	$6.1	$(41.1)		$50.5	$(115.8)
Earnings (loss) per share attributable to Unisys Corporation
Basic	$0.12	$(0.81)		$0.99	$(2.30)
Diluted	$0.12	$(0.81)		$0.89	$(2.30)
Shares used in the per share computations (in thousands):
Basic	51,021	50,471		50,918	50,388
Diluted	51,718	50,471		73,265	50,388

*Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total		Eliminations	Services	Technology
Three Months Ended September 30, 2018
Customer revenue	$688.3		$—	$605.6	$82.7
Intersegment	—		(4.3)	—	4.3
Total revenue	$688.3		$(4.3)	$605.6	$87.0
Gross profit percent	22.3%			15.9%	62.4%
Operating profit percent	8.1%			3.1%	39.7%
Three Months Ended September 30, 2017
Customer revenue	$666.3		$—	$575.5	$90.8
Intersegment	—		(4.4)	—	4.4
Total revenue	$666.3		$(4.4)	$575.5	$95.2
Gross profit percent	15.5%	*		16.5%	53.3%
Operating profit (loss) percent	(0.4)%	*		3.2%	31.1%

	Total		Eliminations	Services	Technology
Nine Months Ended September 30, 2018
Customer revenue	$2,064.1		$—	$1,760.8	$303.3
Intersegment	—		(18.3)	—	18.3
Total revenue	$2,064.1		$(18.3)	$1,760.8	$321.6
Gross profit percent	24.6%			16.3%	66.7%
Operating profit percent	10.3%			3.1%	48.1%
Nine Months Ended September 30, 2017
Customer revenue	$1,997.0		$—	$1,735.6	$261.4
Intersegment	—		(15.1)	—	15.1
Total revenue	$1,997.0		$(15.1)	$1,735.6	$276.5
Gross profit percent	18.1%	*		16.3%	53.2%
Operating profit percent	0.8%	*		2.1%	27.8%

*Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$516.1	$733.9
Accounts receivable, net	492.2	503.3
Contract assets	73.3	—
Inventories:
Parts and finished equipment	12.3	13.6
Work in process and materials	10.7	12.5
Prepaid expenses and other current assets	102.6	126.2
Total current assets	1,207.2	1,389.5
Properties	857.2	898.8
Less-Accumulated depreciation and amortization	737.4	756.3
Properties, net	119.8	142.5
Outsourcing assets, net	202.0	202.3
Marketable software, net	157.2	138.3
Prepaid postretirement assets	155.0	148.3
Deferred income taxes	97.3	119.9
Goodwill	178.1	180.8
Restricted cash	17.8	30.2
Other long-term assets	193.6	190.6
Total assets	$2,328.0	$2,542.4
Liabilities and deficit
Current liabilities:
Current maturities of long-term-debt	$9.9	$10.8
Accounts payable	225.7	241.8
Deferred revenue	254.7	327.5
Other accrued liabilities	351.9	391.5
Total current liabilities	842.2	971.6
Long-term debt	640.1	633.9
Long-term postretirement liabilities	1,814.0	2,004.4
Long-term deferred revenue	167.4	159.0
Other long-term liabilities	68.1	100.0
Commitments and contingencies
Total deficit	(1,203.8)	(1,326.5)
Total liabilities and deficit	$2,328.0	$2,542.4

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities
Consolidated net income (loss)	$54.7	$(121.1)
Adjustments to reconcile consolidated net income (loss) to net cash used for operating activities:
Foreign currency transaction losses (gains)	1.1	(0.5)
Non-cash interest expense	7.8	6.9
Loss on debt extinguishment	—	1.5
Employee stock compensation	10.0	8.6
Depreciation and amortization of properties	31.2	29.6
Depreciation and amortization of outsourcing assets	48.7	39.3
Amortization of marketable software	42.8	47.1
Other non-cash operating activities	(2.6)	3.3
Loss on disposal of capital assets	0.6	4.5
Gain on the sale of properties	(7.3)	—
Postretirement contributions	(124.5)	(119.2)	*
Postretirement expense	58.2	74.5	*
Decrease in deferred income taxes, net	9.3	2.3
Changes in operating assets and liabilities:
Receivables, net	(69.3)	3.1
Inventories	(1.3)	(2.6)
Accounts payable and other accrued liabilities	(144.1)	(15.3)
Other liabilities	(1.5)	(18.5)	*
Other assets	8.8	20.2
Net cash used for operating activities	(77.4)	(36.3)
Cash flows from investing activities
Proceeds from investments	2,889.3	3,663.5
Purchases of investments	(2,892.4)	(3,632.8)
Investment in marketable software	(61.7)	(46.6)
Capital additions of properties	(25.0)	(21.8)
Capital additions of outsourcing assets	(54.4)	(60.1)
Net proceeds from sale of properties	19.2	—
Other	(0.9)	(0.8)
Net cash used for investing activities	(125.9)	(98.6)
Cash flows from financing activities
Proceeds from issuance of long-term debt	—	445.0
Issuance costs relating to long-term debt	—	(12.1)
Payments of long-term debt	(2.0)	(98.4)
Financing fees	(0.2)	—
Other	(2.2)	0.2
Net cash (used for) provided by financing activities	(4.4)	334.7
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(22.5)	19.1
(Decrease) increase in cash, cash equivalents and restricted cash	(230.2)	218.9
Cash, cash equivalents and restricted cash, beginning of period	764.1	401.1
Cash, cash equivalents and restricted cash, end of period	$533.9	$620.0

*Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months			Nine Months
		Ended September 30,			Ended September 30,
		2018	2017		2018	2017
GAAP net income (loss) attributable to Unisys Corporation common shareholders		$6.1	$(41.1)		$50.5	$(115.8)

Topic 606 adjustment:	pretax	—	—		(53.0)	—
	tax	—	—		(5.3)	—
	net of tax	—	—		(47.7)	—

Postretirement expense:	pretax	19.7	25.3	*	58.2	74.5	*
	tax	(0.3)	0.1		(0.8)	(1.7)
	net of tax	20.0	25.2	*	59.0	76.2	*

Cost reduction and other expense:	pretax	(4.0)	46.1		(6.2)	100.5
	tax	(0.1)	1.2		(0.2)	10.2
	net of tax	(3.9)	44.9		(6.0)	90.3
	minority interest	(1.5)	11.1		(1.5)	11.1
	net of minority interest	(2.4)	33.8		(4.5)	79.2

Non-GAAP net income attributable to Unisys Corporation common shareholders		23.7	17.9	*	57.3	39.6	*

Add interest expense on convertible notes		4.9	4.8		14.6	14.2

Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share		$28.6	$22.7	*	$71.9	$53.8	*

Weighted average shares (thousands)		51,021	50,471		50,918	50,388

Plus incremental shares from assumed conversion:
	Employee stock plans	697	241		479	308
	Convertible notes	21,868	21,868		21,868	21,868

Non-GAAP adjusted weighted average shares		73,586	72,580		73,265	72,564

Diluted earnings (loss) per share

GAAP basis
GAAP net income (loss) attributable to Unisys Corporation for diluted earnings per share		$6.1	$(41.1)		$65.1	$(115.8)

Divided by adjusted weighted average shares		51,718	50,471		73,265	50,388

GAAP diluted earnings (loss) per share		$0.12	$(0.81)		$0.89	$(2.30)

Non-GAAP basis
Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share		$28.6	$22.7	*	$71.9	$53.8	*

Divided by Non-GAAP adjusted weighted average shares		73,586	72,580		73,265	72,564

Non-GAAP diluted earnings per share		$0.39	$0.31	*	$0.98	$0.74	*

*Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
	2018	2017		2018	2017
Cash (used for) provided by operations	$(15.5)	$53.9		$(77.4)	$(36.3)
Additions to marketable software	(20.6)	(17.8)		(61.7)	(46.6)
Additions to properties	(15.1)	(5.9)		(25.0)	(21.8)
Additions to outsourcing assets	(12.0)	(23.2)		(54.4)	(60.1)
Free cash flow	(63.2)	7.0		(218.5)	(164.8)
Postretirement funding	51.6	43.0	*	124.5	119.2	*
Cost reduction and other payments, net of reimbursements	5.2	20.2		32.2	49.0
Adjusted free cash flow	$(6.4)	$70.2	*	$(61.8)	$3.4	*

*Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
	2018	2017		2018	2017
Net income (loss) attributable to Unisys Corporation common shareholders	$6.1	$(41.1)		$50.5	$(115.8)
Net income (loss) attributable to noncontrolling interests	0.9	(11.8)		4.2	(5.3)
Interest expense, net of interest income of $2.7, $2.5, $9.0, $7.2 respectively**	13.2	13.9		39.2	29.2
Provision for income taxes	15.2	12.5		50.4	21.6
Depreciation	26.4	22.8		79.9	68.9
Amortization	14.2	15.3		42.8	47.1
EBITDA	$76.0	$11.6		$267.0	$45.7

Topic 606 adjustment	$—	$—		$(53.0)	$—
Postretirement expense	19.7	25.3	*	58.2	74.5	*
Cost reduction and other expense***	(4.0)	45.8		(6.2)	100.2
Non-cash share based expense	2.7	2.4		10.0	8.6
Other (income) expense adjustment****	1.7	5.1		12.0	14.9
Adjusted EBITDA	$96.1	$90.2	*	$288.0	$243.9	*

*Certain amounts have been reclassified to conform to the current-year presentation.
**Included in other (income) expense, net on the consolidated statements of income
***Reduced for depreciation and amortization included above
****Other (income) expense, net as reported on the consolidated statements of income less postretirement expense, interest income and items included in cost reduction and other expense

UNISYS CORPORATION
RECONCILIATIONS OF GAAP SEGMENT REPORTING TO NON-GAAP SEGMENT REPORTING
(Unaudited)
(Millions)

	Three Months			Nine Months
Services Segment	Ended September 30,			Ended September 30,
	2018	2017		2018	2017
GAAP total revenue	$605.6	$575.5		$1,760.8	$1,735.6
Restructuring reimbursement	(3.1)	—		(3.1)	—
Non-GAAP revenue	$602.5	$575.5		$1,757.7	$1,735.6

GAAP gross margin	$96.1	$95.0	*	$286.9	$282.8	*
Restructuring reimbursement	(3.1)	—		(3.1)	—
Non-GAAP gross margin	$93.0	$95.0	*	$283.8	$282.8	*

GAAP operating profit	$18.6	$18.7	*	$54.3	$36.6	*
Restructuring reimbursement	(3.1)	—		(3.1)	—
Non-GAAP operating profit	$15.5	$18.7	*	$51.2	$36.6	*

GAAP gross margin %	15.9%	16.5%	*	16.3%	16.3%	*
Non-GAAP gross margin %	15.4%	16.5%	*	16.1%	16.3%	*
GAAP operating profit %	3.1%	3.2%	*	3.1%	2.1%	*
Non-GAAP operating profit %	2.6%	3.2%	*	2.9%	2.1%	*

	Three Months			Nine Months
Technology Segment	Ended September 30,			Ended September 30,
	2018	2017		2018	2017
GAAP total revenue	$87.0	$95.2		$321.6	$276.5
Topic 606 impact	—	—		(53.0)	—
Non-GAAP revenue	$87.0	$95.2		$268.6	$276.5

GAAP gross margin	$54.3	$50.7	*	$214.4	$147.0	*
Topic 606 impact	—	—		(53.0)	—
Non-GAAP gross margin	$54.3	$50.7	*	$161.4	$147.0	*

GAAP operating profit	$34.5	$29.6	*	$154.7	$77.0	*
Topic 606 impact	—	—		(53.0)	—
Non-GAAP operating profit	$34.5	$29.6	*	$101.7	$77.0	*

GAAP gross margin %	62.4%	53.3%	*	66.7%	53.2%	*
Non-GAAP gross margin %	62.4%	53.3%	*	60.1%	53.2%	*
GAAP operating profit %	39.7%	31.1%	*	48.1%	27.8%	*
Non-GAAP operating profit %	39.7%	31.1%	*	37.9%	27.8%	*

*Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
RECONCILIATIONS OF GAAP SEGMENT REPORTING TO NON-GAAP SEGMENT REPORTING
(Unaudited)
(Millions)

	Three Months			Nine Months
Total Unisys	Ended September 30,			Ended September 30,
	2018	2017		2018	2017
GAAP total revenue	$688.3	$666.3		$2,064.1	$1,997.0
Topic 606 impact	—	—		(53.0)	—
Restructuring reimbursement	(3.1)	—		(3.1)	—
Non-GAAP revenue	$685.2	$666.3		$2,008.0	$1,997.0

GAAP gross margin	$153.8	$103.6	*	$507.9	$360.9	*
Topic 606 impact	—	—		(53.0)	—
Restructuring reimbursement	(3.1)	—		(3.1)	—
Postretirement expense	—	0.8	*	—	3.1	*
Cost reduction expense	(0.7)	42.7		(4.2)	70.8
Non-GAAP gross margin	$150.0	$147.1	*	$447.6	$434.8	*

GAAP operating profit (loss)	$55.8	$(2.9)	*	$211.6	$15.4	*
Topic 606 impact	—	—		(53.0)	—
Restructuring reimbursement	(3.1)	—		(3.1)	—
Postretirement expense	1.0	1.2	*	2.9	4.6	*
Cost reduction expense	(0.9)	51.7		(3.1)	99.6
Non-GAAP operating profit	$52.8	$50.0	*	$155.3	$119.6	*

GAAP gross margin %	22.3%	15.5%	*	24.6%	18.1%	*
Non-GAAP gross margin %	21.9%	22.1%	*	22.3%	21.8%	*
GAAP operating profit (loss) %	8.1%	(0.4)%	*	10.3%	0.8%	*
Non-GAAP operating profit %	7.7%	7.5%	*	7.7%	6.0%	*

*Certain amounts have been reclassified to conform to the current-year presentation.